Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Daryl G. Byrd, President and CEO (337) 521-4003

Jefferson G. Parker, Vice Chairman, Director of Capital Markets, Energy Lending and Investor Relations (504) 310-7314

IBERIABANK Corporation Shareholders Approve Merger of Equals with First Horizon

National Corporation

LAFAYETTE, La., April 24, 2020/ -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 133-year-old IBERIABANK (www.iberiabank.com), received shareholder approval for the merger of equals between IBERIABANK Corporation and First Horizon National Corporation (NYSE: FHN). At a special meeting of shareholders held today, 95.67% of the shares voted were cast in favor of the all-stock merger of equals with First Horizon.

Daryl G. Byrd, President and Chief Executive Officer, commented, “We are pleased to have received overwhelming shareholder support for the pending merger with First Horizon. The combination of these two regional banking companies will provide a superior platform to better serve our stakeholders and communities. The resulting organization will deliver highly diversified businesses, produce complimentary revenue streams, expand the product capabilities of both companies, and strengthen our position in high growth, attractive markets.”

Once the transaction is complete, the combined organization will be one of the largest financial services companies headquartered in the South. The merger is expected to be completed in the second quarter of 2020, pending receipt of the remaining regulatory approvals and other customary closing conditions.

IBERIABANK Corporation is a financial holding company with locations in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, South Carolina, North Carolina, Mississippi, Missouri, and New York offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, commercial leasing and equipment financing, and title insurance services.

Forward-Looking Statements:

This communications contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to IBKC’s and First Horizon’s beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of IBKC and First Horizon, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in IBKC’s and First Horizon’s respective reports filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between IBKC and First Horizon; the outcome of any legal proceedings that may be instituted against IBKC and First Horizon; the possibility that the proposed transaction will not close when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where IBKC and First Horizon do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; IBKC’s and First Horizon’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of IBKC and First Horizon.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in IBKC’s Annual Report on Form 10-K and Amendment No. 1 to such Form 10-K, each for the year ended December 31, 2019, filed with the SEC and available in the “Investor Relations” section of IBKC’s website, www.IBERIABANK.com, under the heading “Financials & Filings” and in other documents IBKC files with the SEC, and in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.FirstHorizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC, including its Registration Statement on Form S-4 (File No. 333-235757), dated December 31, 2019, as amended by Amendment No. 1 to Form S-4, dated February 10, 2020, Amendment No. 2 to Form S-4, dated March 9, 2020 and Amendment No. 3 to Form S-4, dated March 17, 2020, and filings related to that Registration Statement.